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Exhibit 10.8.20.2

EXECUTION COPY

SECOND AMENDMENT TO
MULTICURRENCY CREDIT AGREEMENT,
LIMITED WAIVERS
AND CONSENT OF GUARANTORS

        This SECOND AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT, LIMITED WAIVERS AND CONSENT OF GUARANTORS (this "Amendment") is dated as of June 13, 2003 and entered into by and among WESTAFF, INC., a Delaware corporation ("Parent"), WESTAFF (USA), INC., a California corporation ("US Borrower"), WESTAFF (U.K.) LIMITED, a limited liability company incorporated under the laws of England and Wales ("UK Borrower"), WESTAFF SUPPORT, INC., a California corporation ("Term Borrower", and together with the US Borrower and the UK Borrower, the "Borrowers"), the financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the "Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the US Revolving Lenders, the Term Lenders and the UK Revolving Lenders (as defined in the Credit Agreement referred to below).

Recitals

        Whereas, the Parent, the Borrowers, the Lenders, and the Agents have entered into that certain Multicurrency Credit Agreement dated as of May 17, 2002 (as amended by that certain First Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of October 31, 2002, the "Credit Agreement"; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement); and

        Whereas, the Borrowers have requested that the Lenders agree to amend the Minimum EBITDA covenant contained in the Financial Covenants set forth on Annex G; and

        Whereas, the Borrowers have also requested that the Lenders agree to waive certain requirements of the Loan Documents; and

        Whereas, the Requisite Lenders are willing to approve such amendment, on the terms and conditions set forth in this Amendment (which Amendment shall be effective as of the date that all conditions to such effectiveness set forth herein have been satisfied (the "Effective Date")).

        Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the Parent, the Borrowers, the Lenders, and the Agents agree as follows:

        1.    AMENDMENTS TO CREDIT AGREEMENT.    Subject to the conditions and upon the terms set forth in this Amendment, the Credit Agreement is hereby amended as follows:

          1.1    Amendment to Section 1.5 of the Credit Agreement.    Notwithstanding anything to the contrary contained in Section 1.5 of the Credit Agreement, the parties hereby agree that from the date of this Amendment through and including June 30, 2004, the Applicable Revolver Index Margin, the Applicable Revolver LIBOR Margin and the Applicable L/C Margin payable by the Borrowers on any Loans shall not at any time be less than (and, in accordance with Section 1.5, may at any time be more than) those Applicable Margins set forth in Section 1.5 of the Credit Agreement under Level II of the pricing grid with respect to the Level of Applicable Margins.

          1.2    Amendment to Section 1.13 of the Credit Agreement.    The last two sentences of Section 1.13 of the Credit Agreement are hereby amended in their entirety to read as follows: "Applicable Agent shall conduct three audits per calendar year, each of which shall be at Borrowers' expense, provided, however, that after the occurrence and during the continuance of an Event of Default, Applicable Agent may conduct at Borrowers' expense any number of audits in its discretion. Representatives of other Lenders may accompany the Applicable Agent's representatives on regularly scheduled audits at Borrowers expense."

          1.3    Amendment to Section 6.3 (a) (x) (K) of the Credit Agreement.    Section 6.3(a)(x)(K) is hereby added to the Credit Agreement and shall read as follows: "(K) no Credit Party shall from and after the Effective Date, make any advances or loans to or make any investment in any Affiliates that are not Credit Parties other than to or in Westaff AS, a Norway corporation ("Westaff Norway"), provided that such advances or loans to or investments in Westaff Norway shall not at any time exceed $100,000 in the aggregate (taking into account all loans, advances or investments made by any Credit Party to or in Westaff Norway) in any Fiscal Year.

          1.4    Amendment to Section 9.9(a)(ii) of the Credit Agreement.    The first clause of Section 9.9(a)(ii) of the Credit Agreement is hereby amended to read as follows: "On the 2nd Business Day of each calendar week or more frequently at the Applicable Agent's election or at the written request of the Lenders to the Applicable Agent (each, as "Settlement Date"), ...".

          1.5    Amendments to Annex A (Definitions).

            (a)   The definition of "Availability Reserve" in Annex A of the Credit Agreement is hereby amended in its entirety to read as follows:

      "Availability Reserve" means

            (a)   as to the US Borrower, commencing (1) on the Effective Date (and except as provided in clause (c) of this definition), a reserve in the amount of $2,000,000; provided however that effective immediately upon the date of the sale of that certain real property located at 301 Lennon Lane, Walnut Creek, California, through and including November 28, 2003, the Availability Reserve as to the US Borrower shall automatically be increased from $2,000,000 to $3,400,000; and (2) effective on November 29, 2003, the Availability Reserve as to the US Borrower shall be $2,500,000, provided however that if such change in the Availability Reserve reduces the Availability Reserve then in effect, such change shall not be effective unless the Borrowers have delivered a Compliance Certificate for the Fiscal Period ended November 1, 2003 evidencing the Borrowers' compliance with all covenants set forth in the Credit Agreement.

            (b)   as to the UK Borrower, commencing on the Effective Date (and except as provided in clause (c) of this definition), a reserve in the amount of £1,526,624 Pounds Sterling; provided that if the Spot Rate fluctuates by more than 10% from the Spot Rate in effect on June 2, 2003, the UK Agent may adjust the foregoing Availability Reserve to equal the Pounds Sterling equivalent of $2,500,000 as of the date of such adjustment (determined by using the Spot Rate in effect as of such date) by delivery of written notice of such adjustment to the UK Borrower";

            (c)   notwithstanding anything to the contrary contained in clauses (a) and (b) of this definition and provided that no Default or Event of Default shall have occurred and be continuing, at the end of any Fiscal Period that the Parent and its Subsidiaries on a consolidated basis attain an EBITDA of an amount equal to or greater than $8,000,000, measured on a 13 Fiscal Periods then ended basis (and at all times thereafter), the Availability Reserves which would otherwise be applicable under clauses (a) and (b) of this definition with respect to the US Borrower and the UK Borrower, upon receipt by Agents of a Compliance Certificate with respect thereto, may be reduced by $1,500,000 in the aggregate, which reduction may be apportioned between the Availability Reserve of the US Borrower and the UK Borrower in the reasonable discretion of Borrower Representative, provided however, at no time shall (i) the Availability Reserve (after giving effect to this subsection (c)) as to the

    US Borrower be less than $2,500,000, and (ii) the Availability Reserve as to the UK Borrower be less than the Pound Sterling equivalent of $750,000.

          1.6    Amendment to Annex E (Financial Statements and Projections—Reporting).    The first sentence of paragraph (b) of Annex E, up to the parenthetical "(i)", is hereby amended to read as follows: "To Agents, within 30 days after the end of each Fiscal Quarter, a preliminary report, and within 45 days after the end of each Fiscal Quarter, a final report, of consolidated and consolidating financial information regarding Parent and its Subsidiaries, certified by a Financial Officer of Parent, including...".

          1.7    Amendment to Annex G (Financial Covenants)

            (a)   Paragraph (a) (Maximum Capital Expenditures) of Annex G of the Credit Agreement is hereby amended to reduce the Maximum Capital Expenditures permitted thereunder with respect to each of Fiscal Year 2003 and Fiscal Year 2004 from $6,000,000 to $3,500,000.

            (b)   Paragraph (b) (Minimum Fixed Charge Coverage Ratio) of Annex G of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "Commencing on July 13, 2003 (the "Starting Point"), and for each Fiscal Period ended thereafter through and including the Fiscal Period ending April 17, 2004, Parent and its Subsidiaries shall have on a consolidated basis a Fixed Charge Coverage Ratio of not less than 1.2:1.00, measured on a Starting Point through the end of such Fiscal Period basis. For each Fiscal Quarter ending on July 10, 2004 and October 30, 2004, Parent and its Subsidiaries shall have on a consolidated basis a Fixed Charge Coverage Ratio of not less than 1.2:1.00, measured on a 13 Fiscal Periods then ended basis. For each Fiscal Quarter ending after October 30, 2004, Parent and its Subsidiaries shall have on a consolidated basis a Fixed Charge Coverage Ratio of not less than 1.25:1.00, measured on a 13 Fiscal Periods then ended basis."

            (c)   Paragraph (c) (Minimum EBITDA) of Annex G of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "Parent and its Subsidiaries on a consolidated basis shall have:

              (i)    At the end of each Fiscal Period set forth below, an EBITDA measured from May 18, 2003, of not less than the amount set forth below:

FISCAL PERIOD ENDING	MINIMUM EBITDA
June 14, 2003	$80,000
July 12, 2003	$250,000
August 9, 2003	$1,000,000
September 6, 2003	$1,625,000
October 4, 2003	$2,750,000
November 1, 2003	$3,750,000
November 29, 2003	$4,600,000
December 27,2003	$4,800,000
January 24, 2004	$4,525,000
February 21, 2004	$4,575,000
March 20, 2004	$5,000,000
April 17, 2004	$5,500,000
May 15, 2004	$5,800,000
June 12, 2004	$6,100,000

              (ii)   at the end of each Fiscal Quarter set forth below, an EBITDA for the 13 Fiscal Periods then ended, through the end of such Fiscal Quarter of not less than amount set forth below:

FISCAL QUARTER ENDING	MINIMUM EBITDA
July 10, 2004	$6,400,000
October 30, 2004	$8,000,000
January 22, 2005	$8,000,000
April 16, 2005	$8,500,000
July 9, 2005	$9,000,000
October 29, 2005	$10,000,000

              (iii)  at the end of each Fiscal Quarter after October 29, 2005, an EBITDA measured for the 13 Fiscal Periods then ended, of not less than $10,000,000.

          1.8    Amendment to Annex F of the Credit Agreement.    Paragraph (b) of Annex F to the Credit Agreement, is hereby amended in its entirety to read as follows: "(b) To the Applicable Agent, on a daily basis or at such other intervals as the Applicable Agent may request from time to time (with the consent of the Lenders) (together with a copy of all or any part of such delivery requested by a Lender in writing after the Closing Date), collateral reports with respect to US Borrowers and UK Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of such Borrowers, in each case accompanied by such supporting detail and documentation as shall be requested by the Applicable Agent in its reasonable discretion, each of which shall be prepared by the applicable Borrower as of the immediately preceding day."

        2.    LIMITED WAIVERS.    Subject to the satisfaction of the conditions set forth herein, the Lenders hereby agree that, notwithstanding the requirements of Annex G (Financial Covenants) Paragraph (c) of the Credit Agreement (without giving effect to this Amendment), the Lenders hereby waive the Events of Default that arose from the failure of Parent and its Subsidiaries to maintain the required minimum EBITDA with respect to the Fiscal Periods ended March 22, 2003 and April 19, 2003. These waivers shall be limited precisely as written, shall apply solely with respect to the failure of Parent and its Subsidiaries to maintain the minimum EBITDA required by Annex G Paragraph (c) of the Credit Agreement for the Fiscal Periods ending March 22, 2003 and April 19, 2003, and nothing contained in this Amendment shall be deemed to constitute a waiver of any other Default or Event of Default or provision of the Credit Agreement, or any consent to departure from the terms of the Credit Agreement.

        3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND THE BORROWERS.    The Credit Parties (other than the UK Borrower), jointly and severally, and the UK Borrower, only in respect of itself, severally, make the following representations and warranties to each Lender and each Agent with respect to all Credit Parties

          3.1    Power and Authority.    Each of the Credit Parties has all corporate or other organizational power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the "Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement, as amended hereby.

          3.2    Due Authorization, Non-Contravention.    The execution, delivery and performance by each Credit Party of this Amendment and the Consent, as applicable, and the performance of the obligations of each Credit Party under or in respect of the Credit Agreement as amended hereby (a) have been duly authorized by all necessary corporate, limited liability company or partnership action, (b) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement, as applicable, (c) do not violate any law or regulation or any order or decree of any court or Governmental Authority of the United States or the United Kingdom or, in each case, any political subdivision thereof, (d) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, except where any such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (e) do not result in the creation or imposition of any Lien on any of the property of such Person.

          3.3    Execution, Delivery and Enforceability.    This Amendment and the Consent have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligations of such Credit Party, enforceable in accordance with their terms, except as enforceability may be limited by Insolvency Laws or similar laws affecting creditors' rights generally or by general equitable principles.

          3.4    No Default or Event of Default.    No event has occurred and is continuing after giving effect to this Amendment or will result from the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.

          3.5    Representations and Warranties.    After giving effect to this Amendment, each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

        4.    CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.    This, Amendment shall be effective only if and when (i) signed by, and when counterparts hereof shall have been delivered to the US Agent (by hand delivery, mail or telecopy) by, the Parent, the Borrowers and the Requisite Lenders, (ii) each Guarantor shall have delivered to the US Agent executed counterparts of the Consent, and (iii) the Agent, for the ratable benefit of the Lenders, shall have received payment by the Borrowers of a non-refundable fee equal to $135,000.

        5.    EFFECT OF AMENDMENT; RATIFICATION.    This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended or waived hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Each of the Parent and each Borrower confirms that as amended hereby, each of the Loan Documents is in full force and effect.

        6.    RELEASE AND WAIVER OF CLAIMS. DEFENSES AND RIGHTS OF SET OFF.    Each of Parent and the Borrowers acknowledges that the US Agent, the UK Agent and the Lenders have performed all obligations and duties owed to Parent and the Borrowers under the Loan Documents through the date hereof, and each such party further, acknowledges, represents and warrants that, none of Parent or the Borrowers has any claim, cause of action, defense, or right of set off against the US Agent, the UK Agent or the Lenders, and, to the extent that any such party has any such rights, each of the Parent and the Borrowers hereby releases, waives, and forever discharges the US Agent, the UK Agent and the Lenders (together with each of their predecessors, successors and assigns) and each of their officers, directors employees, agents and representative from each action, cause of action, suit, debt, defense, right of set off, or other claim whatsoever, in law or in equity, known or unknown against the US Agent, the UK Agent or the Lenders.

        7.    APPLICABLE LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES.

        8.    COMPLETE AGREEMENT.    This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document. The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Credit Party.

        9.    CAPTIONS; COUNTERPARTS.    The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

[Remainder of page intentionally blank]

        IN WITNESS WHEREOF, each of the undersigned has duly executed this Second Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors as of the date set forth above.

WESTAFF (USA), INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTAFF SUPPORT, INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTAFF (U.K.) LIMITED
By:	/s/ DWIGHT S. PEDERSEN
Name:	Dwight S. Pedersen
Title:	Director
GENERAL ELECTRIC CAPITAL CORPORATION, as US Agent, UK Agent, a US Revolving Lender, a Term Lender and a UK Revolving Lender
By:	/s/ LAWRENCE E. RIDGWAY
By:	Lawrence E. Ridgway
Duly Authorized Signatory
BANK OF AMERICA, N. A., as Documentation Agent, a US Revolving Lender, a Term Lender and a UK Revolving Lender
By:	/s/ PHILIP J. SEFCHOVICH
Name:	Philip J. Sefchovich
Title:	Assistant Vice President

        The following Persons are signatories to this Second Amendment to Multicurrency Credit Agreement in their capacity as Credit Parties and not as Borrowers.

WESTAFF, INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

S-1

CONSENT OF GUARANTORS

        Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and each other Loan Document (including each US Borrower and Term Borrower in its capacity as a Guarantor of the Obligations of the other Borrowers) and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Parent Guaranty, the Subsidiary Guaranty, and the cross-guaranty contained in the Credit Agreement continue in full force and effect, and (c) ratifies the Parent Guaranty, the Subsidiary Guaranty or the cross-guaranty contained in the Credit Agreement, as applicable, and each of the Loan Documents to which it is a party and further ratifies the Liens granted by it to the Agent for its benefit and the benefit of the Lenders.

[signatures following; remainder of page intentionally left blank]

Consent-1

        IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

WESTAFF, INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTERN MEDICAL SERVICES, INC., a California corporation
By:	/s/ GARY A. KITTLESON
Name:	Gary A. Kittleson
Title:	Executive Vice President, Chief Financial Officer and Secretary
WESTAFF (USA), INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
WESTAFF SUPPORT, INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer
MEDIAWORLD INTERNATIONAL
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

Consent Signatures-1

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  Exhibit 10.8.20.2 EXECUTION COPY
SECOND AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT, LIMITED WAIVERS AND CONSENT OF GUARANTORS
Recitals
CONSENT OF GUARANTORS